UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 18, 2016 (November 14, 2016)

PEEKAY BOUTIQUES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-193618	46-4007972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 West Main Street, Suite A

Auburn, WA 98001

 (Address of principal executive offices)

1-800-447-2993

(Registrant's telephone number, including area code)

____________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement.

On November 14, 2016, Peekay Boutiques, Inc. (the “Company”) terminated Martin Walker from his position with the Company as VP Marketing and Visual Merchandising. In connection with this termination, the Company entered into a separation agreement and release with Mr. Walker, dated November 14, 2016 (the “Separation Agreement”). The Separation Agreement requires the Company to pay Mr. Walker the equivalent to two months’ pay on an annual salary base of $135,000 less applicable withholding through November 14, 2016; continuing health insurance coverage through November 30, 2016; and Mr. Walker shall be eligible to elect and pay for COBRA insurance coverage thereafter. Other than the continuation of health insurance benefits through November 30, 2016, Mr. Walker’s benefits ceased as of November 14, 2016. Mr. Walker agreed to a customary release of all claims against the Company. The separation agreement will become effective on November 21, 2016 unless it is revoked by either party prior to that date. In connection with the separation agreement, we obtained the approval of our Consenting Term A lenders for the payment of the severance obligations under the Separation Agreement, as required under the Forbearance Agreement.

The foregoing is a summary description of certain terms of the separation agreement, and, by its nature, is incomplete. A copy of the separation agreement is filed as Exhibit 10.1 to this report and is incorporated into this report by reference. All readers are encouraged to read the entire text of the agreement.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2016, the Company received the resignation letter of Janet Mathews, Chief Financial Officer, Treasurer, and Secretary. Pursuant to the resignation letter, Ms. Mathews is resigning from all offices that she holds with the Company and each of its subsidiaries. Ms. Mathews’ resignation takes effect on December 14, 2016, in accordance with the requirement of Ms. Mathews’ employment agreement, as amended, requiring 30 days’ notice prior to the effective date of resignation.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release, dated November 14, 2016, between the Company and Martin Walker

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEEKAY BOUTIQUES, INC.

Dated: November 18, 2016	By:	/s/ Lisa Berman
Lisa Berman
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and Release, dated November 14, 2016, between the Company and Martin Walker